Exhibit 99.(13)(c)

[                     ], 2010

State Street Bank and Trust Company

4 Copley Place, 5th Floor

Boston, MA 02116

Ladies and Gentlemen:

Reference is made to the Administration Agreement between us dated as of May 1, 2007, including Schedule A as amended and restated most recently on July 31, 2007 (the “Agreement”).

Pursuant to the Agreement, this letter is to provide written notice of the creation of one additional fund, namely the RS Capital Appreciation Fund (the “Fund”).

In accordance with the provision entitled “Appointment of Administrator” of the Agreement, we request that effective [                 ], 2010 you confirm that you have acted since its formation, and will act, as Administrator with respect to the Fund and that Exhibit A to the Agreement be amended in its entirety and replaced with a new Exhibit A annexed hereto.

Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.

Very truly yours,

RS Investment Trust,
on behalf of each of its series set forth on Schedule A hereto (separately, and not jointly or jointly and severally)

By:
Name:
Title:

Accepted:

RS Variable Products Trust,
on behalf of each of its series set forth on Schedule A hereto (separately, and not jointly or jointly and severally)

By:
Name:
Title:

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

EXHIBIT A

Amended and Restated as of [                  ], 2010

The following entities are each referred to herein as a “Fund” and are collectively referred to herein as the “Funds”:

Funds	Classes
RS Investment Trust
RS Large Cap Alpha Fund	A,B,C,K,Y
RS Small Cap Growth Fund	A,C,K,Y
RS Emerging Markets Fund	A,B,C,K,Y
RS Floating Rate Fund	A,C,K,Y
RS Global Natural Resources Fund	A,C,K,Y
RS Growth Fund	A,C,K,Y
RS High Yield Bond Fund	A,B,C,K,Y
RS Technology Fund	A,C,K,Y
RS International Growth Fund	A,B,C,K,Y
RS Investment Quality Bond Fund	A,B,C,K,Y
RS Investors Fund	A,C,K,Y
RS High Yield Municipal Bond Fund	A,C,Y
RS Low Duration Bond Fund	A,B,C,K,Y
RS Mid Cap Growth Fund	A,C,K,Y
RS Money Market Fund	A,B,C,K
RS Partners Fund	A,K,Y
RS S&P 500 Index Fund	A,B,C,K
RS Select Growth Fund	A,C,K,Y
RS Small Cap Equity Fund	A,B,C,K,Y
RS Strategic Income Fund	A,C,K,Y
RS Tax-Exempt Fund	A,C,Y
RS Value Fund	A,C,K,Y
RS Capital Appreciation Fund	A,C,K,Y

RS Variable Products Trust
RS Large Cap Alpha VIP Series	I
RS Emerging Markets VIP Series	I
RS Global Natural Resources VIP Series	I
RS High Yield Bond VIP Series	I
RS International Growth VIP Series	I
RS Investment Quality Bond VIP Series	I
RS Low Duration Bond VIP Series	I
RS Money Market VIP Series	I
RS Partners VIP Series	I
RS S&P 500 Index VIP Series	I
RS Small Cap Growth Equity VIP Series	I
RS Value VIP Series	I